Exhibit 10.2

STATEMENT OF WORK #1

This EAP STATEMENT OF WORK #1 (the “Statement of Work”) is effective this 30th day of May 2020 (“SOW Effective Date”) by and between Mateon Therapeutics INC., a Delaware corporation with its principal office at 29397 Agoura Rd., Suite 107, Agoura Hills, CA 91301, USA (“Mateon”) and IMPATIENS N.V. acting under the trade name myTomorrows, a company formed and registered under the laws of the Netherlands, and located at Anthony Fokkerweg 61, 1059 CP, Amsterdam, The Netherlands (“Impatients”) will be incorporated into the Expanded Access Program (EAP) Master Services Agreement between Mateon and Impatients dated 30h May 2020 (the “Agreement”). Capitalized terms used in this Statement of Work will have the same meaning as set forth in the Agreement.

Mateon hereby engages Impatients to provide Services, as follows:

1.	Services.

Impatients shall support Mateon with the setting up and executing of a Free of Charge Expanded Access Program in the Territory. The Services shall include:

●	Site management / physician engagement services
●	Patient qualification; eligibility check can be done by Mateon responsible medical person or myTomorrows
●	Guide and support physicians with per patient applications to regulatory authorities
●	Physician education, support, and training for approved EAP patient cases
●	Multi-lingual service provision
●	Forwarding of orders to Mateons’ supply chain department
●	Forwarding safety reports and product complaints sent to Impatients as required to Mateon applicable department
●	Project management & reporting

2.	RWD Services.

●	Database set-up
●	Database programing
●	Protocol development
●	Data monitoring

3.	Fees

Set-up Fee

Mateon will pay to Impatients a set-up fee in the amount of USD 30,000 (thirty thousand US dollar), payable in two tranches: (i) first tranche of USD 15,000 (fifteen thousand US dollar) payable upon signature of this Statement of Work; (ii) second tranche of USD 15,000 (fifteen thousand US dollar) payable upon treatment of the first patient.

Patient Fee

At the end of each month, Impatients will invoice Mateon a fee of USD 2,250 (two thousand two hundred and fifty US dollar) for each patient treat with the Product under Expanded Access.

RWD Service Fee

The RWD collection shall be free of charge, provided that and for as long as Castor EDC provides the EDC to Impatients on a free of charge basis for COVID-19 related research. Parties will mutually agree on a fee or discontinuation of the RWD services in case Castor will charge Impatients for the use of the EDC.

SOW#1 Mateon & Impatients (MyTomorrows)

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MATEON THERAPEUTICS, INC.		IMPATIENTS N.V. acting under the trade name myTomorrows

By:	/s/ Vuong Trieu	By:	/s/ Pieter Erik de Ridders
Print Name:	Vuong Trieu	Print Name:	Pieter Erik de Ridders
Title:	CEO	Title:	General Counsel
Date:	24 July 2020	Date:	23 July 2020

SOW#1 Mateon & Impatients (MyTomorrows)

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